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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


FROM:    Health Fitness Corporation
         3600 American Blvd West, Suite 560
         Minneapolis, MN 55431
         952-831-6830

CONTACT: Wes Winnekins, CFO, 952-897-5275 - wes.winnekins@hfit.com
         -or-Dennis B. McGrath, McGrath Buckley Communications Counseling 651-646-4115; dennis@mcgrath-buckley.com


HEALTH FITNESS ANNOUNCES REPAYMENT OF SUB-DEBT NOTE

         MINNEAPOLIS, December 29, 2004 --- Health Fitness Corporation ("HFC") (OTC BB: HFIT) today announced the repayment of its $2,000,000 Secured Senior Subordinated Note (the "Note") held by Bayview Capital Partners LP ("Bayview"). The Note was repaid using funds from HFC's $6,250,000 Revolving Credit Facility with Wells Fargo Bank, N.A (the "Wells Loan").

         HFC entered into the Note with Bayview on December 8, 2003, the proceeds of which were used by HFC to acquire the business assets of the Health & Fitness Services Business of Johnson & Johnson Health Care Systems Inc. The Note had an interest rate of 12% per year, and was scheduled to mature on December 8, 2008. In connection with the Note repayment, HFC also paid a prepayment penalty of $80,000, which represents 4% of the face value of the Note. In addition, HFC incurred a one-time, non-cash charge to interest expense of $394,669, representing the unamortized difference between the face value of the Note and its assigned relative fair value, as well as unamortized financing costs related to the Note. HFC estimates that this one-time, non-cash charge, in addition to the prepayment penalty, will decrease 2004 diluted earnings per share by approximately $0.03.

         The Wells Loan was established on August 22, 2003, to provide HFC with acquisition financing and general working capital, and will expire on June 30, 2007. At the option of HFC, the Wells Loan bears interest at prime (currently 5.25%), or the one-month LIBOR (currently 2.42%) plus a margin of 2.25%. Borrowings under the Wells Loan are collateralized by substantially all of HFC's assets.

         "The prepayment of the Bayview Note before its maturity made good financial sense," said Wes Winnekins, CFO of HFC. "The $4.8 million we borrowed during 2004 from the Wells Loan to fund our acquisition costs was repaid during the fourth quarter ended December 31, 2004. Since we now have greater borrowing capacity on our Wells Loan, it made sense to reduce our interest cost from 12% to approximately 5% per year. Even though we will take a one-time charge to earnings in 2004, we will save approximately $206,000 of interest costs in 2005, and a total of $920,000 over the next four years."



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         Health Fitness Corporation is the leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. Serving clients since 1975, HFC provides fitness and wellness management services at more than 400 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

         This press release contains forward-looking statements within the meaning of federal securities laws. These statements include statements regarding intent, belief, or current expectations of the Company and its management and specifically include the statement regarding the Company's estimate of a decrease in diluted earnings per share for 2004, as well as the Company's expectation regarding its Wells Fargo Bank loan balance at December 31, 2004. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in these statements. These statements should be read in conjunction with the various factors affecting the Company's operations and financial condition discussed in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained within the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. There is no assurance that the Company will be able to capitalize on any of these forward-looking statements.


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